Exhibit 10.32

Non-Employee Director Compensation Summary

CollaGenex Pharmaceuticals, Inc.’s (the “Company’s”) non-employee directors currently consist of: (i) Peter R. Barnett, D.M.D.; (ii) Robert C. Black; (iii) James E. Daverman; (iv) Robert J. Easton; (v) Brian M. Gallagher, Ph.D.; (vi) W. James O’Shea; (vii) Robert A. Beardsley; and (viii) George M. Lasezkay, Pharm.D., J.D.

In 2005, non-employee directors of the Company received an annual retainer, which was paid quarterly.  In addition to this retainer, non-employee directors were entitled to receive a fee for each regularly scheduled board meeting attended in person, an annual fee for each committee on which the non-employee director serves and a fee for each committee the non-employee director chairs.  The table below sets forth the annual retainer, per board meeting fees, annual committee meeting fees and fees per committee chaired paid to our non-employee directors in 2005:

	2005 Annual Retainer(1)		Fee Per Board Meeting Attended	Annual Fee Per Committee Served	Annual Fee Per Committee Chaired
Peter Barnett	$15,000		$2,000	$3,000	$10,000
Robert Black	$15,000		$2,000	$3,000	$5,000
James Daverman	$22,500		$3,000	$3,000	—
Robert Easton	$15,000		$2,000	$3,000	—
Brian Gallagher	$15,000		$2,000	—	—
James O’Shea	$15,000		$2,000	—	$5,000
Robert A. Beardsley	$15,000		$2,000	$3,000	—
George M. Lasezkay(2)	$4,981	(3)	$2,000	$3,000	—

(1)                      In addition, the Company provided reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors and other Company business.

(2)                      Mr. Lasezkay was appointed to the Company’s Board of Directors on September 22, 2005.

(3)                      Represents the pro-rata portion of a $15,000 annual retainer commencing on September 22, 2005.

On May 25, 2005, the Company granted to each non-employee director, options to purchase 12,000 shares of common stock, with the exception of Mr. Daverman, the Chairman of the Board, who received options to purchase 18,000 shares of common stock, each at an exercise price per share of $4.58.  Such options vest in four equal annual installments commencing one year after the date of grant.  Upon his appointment to the Board in September 2005, Mr. Lasezkay was granted options to purchase 25,000 shares of common stock at an exercise price per share of $9.78.  Such options vest in five equal annual installments commencing one year after the date of grant.

In 2006, the non-employee directors of the Company will receive an annual retainer.  In addition to this retainer, non-employee directors will receive a fee for each regularly scheduled board meeting attended in person, an annual fee for each committee on which the non-employee director serves and a fee for each committee the non-employee director chairs.  The table below sets forth the annual retainer, per board meeting fees, annual committee meeting fees and fees per committee chaired which will be paid to our non-employee directors in 2006:

	2006 Annual Retainer(1)	Fee Per Board Meeting Attended	Annual Fee Per Committee Served	Annual Fee Per Committee Chaired
Peter Barnett	$15,000	$2,000	$3,000	$10,000
Robert Black	$15,000	$2,000	$3,000	$5,000
James Daverman	$22,500	$3,000	$3,000	—
Robert Easton	$15,000	$2,000	$3,000	—
Brian Gallagher	$15,000	$2,000	—	—
James O’Shea	$15,000	$2,000	—	$5,000
Robert A. Beardsley	$15,000	$2,000	$3,000	—
George M. Lasezkay	$15,000	$2,000	$3,000	—

(1)                      In addition, the Company provided reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors and other Company business.

Upon re-election at the Company’s annual meetings of stockholders, each non-employee director shall automatically be granted an option to purchase 12,000 shares of the Company’s common stock, with the exception of Mr. Daverman who shall be granted an option to purchase 18,000 shares of the Company’s Common Stock, at an exercise price per share equal to the then current fair market value per share.  All such options shall become exercisable in four equal annual installments commencing one year after the date of grant, provided that the optionee then remains a director.

Each new non-employee director is automatically granted an option to purchase 25,000 shares of common stock, at an exercise price per share equal to the then current fair market value per share.  All such options shall become exercisable in five equal annual installments commencing one year after the date of grant, provided that the optionee then remains a director.  The right to exercise annual installments of options under the Plan will be reduced proportionately based on the optionee’s actual attendance at meetings of the Board of Directors if the optionee fails to attend at least 75% of the meetings of the Board of Directors held in any calendar year.